                                                                  Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $67,059.98
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $54,420.56
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,446.72
- Mortality & Expense Charge****     $   621.67
+ Hypothetical Rate of Return*****     ($732.19)
                                     ----------
=                                    $   67,060 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 40.51
   2    $ 40.52
   3    $ 40.53
   4    $ 40.54
   5    $ 40.55
   6    $ 40.56
   7    $ 40.56
   8    $ 40.57
   9    $ 40.58
  10    $ 40.59
  11    $ 40.60
  12    $ 40.61
Total   $486.72

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     ($62.16)
   2     ($61.95)
   3     ($61.74)
   4     ($61.54)
   5     ($61.33)
   6     ($61.12)
   7     ($60.91)
   8     ($60.70)
   9     ($60.49)
  10     ($60.29)
  11     ($60.08)
  12     ($59.87)
Total   ($732.19)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $67,059.98
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   46,457 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $80,500.88
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $63,351.07
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,441.98
- Mortality & Expense Charge****     $   702.13
+ Hypothetical Rate of Return*****   $ 3,853.92
                                     ----------
=                                    $   80,501 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 40.19
   2    $ 40.19
   3    $ 40.18
   4    $ 40.18
   5    $ 40.17
   6    $ 40.17
   7    $ 40.16
   8    $ 40.16
   9    $ 40.15
  10    $ 40.15
  11    $ 40.14
  12    $ 40.14
Total   $481.98

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  318.02
   2    $  318.58
   3    $  319.15
   4    $  319.72
   5    $  320.29
   6    $  320.86
   7    $  321.44
   8    $  322.01
   9    $  322.59
  10    $  323.17
  11    $  323.76
  12    $  324.34
Total   $3,853.92

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $80,500.88
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   59,898 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $96,256.00
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $73,409.09
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,436.53
- Mortality & Expense Charge****     $   792.74
+ Hypothetical Rate of Return*****   $ 9,636.18
                                     ----------
=                                    $   96,256 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 39.83
   2    $ 39.81
   3    $ 39.79
   4    $ 39.77
   5    $ 39.74
   6    $ 39.72
   7    $ 39.70
   8    $ 39.68
   9    $ 39.66
  10    $ 39.63
  11    $ 39.61
  12    $ 39.59
Total   $476.53

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  773.92
   2    $  779.07
   3    $  784.26
   4    $  789.49
   5    $  794.77
   6    $  800.08
   7    $  805.44
   8    $  810.85
   9    $  816.29
  10    $  821.79
  11    $  827.32
  12    $  832.90
Total   $9,636.18

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $96,256.00
- Year 5 Surrender Charge        $20,602.49
                                 ----------
=                                $   75,654 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $65,689.06
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $53,313.40
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,735.25
- Mortality & Expense Charge****     $   610.30
+ Hypothetical Rate of Return*****     ($718.79)
                                     ----------
=                                    $   65,689 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 40.55
   2    $ 40.56
   3    $ 40.57
   4    $ 40.58
   5    $ 40.59
   6    $ 40.60
   7    $ 40.61
   8    $ 40.62
   9    $ 40.63
  10    $ 40.64
  11    $ 40.65
  12    $ 40.65
Total   $487.25

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     ($61.16)
   2     ($60.93)
   3     ($60.70)
   4     ($60.47)
   5     ($60.24)
   6     ($60.01)
   7     ($59.78)
   8     ($59.56)
   9     ($59.33)
  10     ($59.10)
  11     ($58.88)
  12     ($58.65)
Total   ($718.79)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $65,689.06
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   45,087 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $78,904.57
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $62,100.18
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,730.59
- Mortality & Expense Charge****     $   689.48
+ Hypothetical Rate of Return*****   $ 3,784.45
                                     ----------
=                                    $   78,905 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 40.24
   2    $ 40.23
   3    $ 40.23
   4    $ 40.23
   5    $ 40.22
   6    $ 40.22
   7    $ 40.21
   8    $ 40.21
   9    $ 40.21
  10    $ 40.20
  11    $ 40.20
  12    $ 40.19
Total   $482.59

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  312.86
   2    $  313.31
   3    $  313.77
   4    $  314.22
   5    $  314.68
   6    $  315.13
   7    $  315.59
   8    $  316.05
   9    $  316.51
  10    $  316.98
  11    $  317.44
  12    $  317.91
Total   $3,784.45

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $78,904.57
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   58,302 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $94,400.58
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $71,999.36
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,725.22
- Mortality & Expense Charge****     $   778.66
+ Hypothetical Rate of Return*****   $ 9,465.10
                                     ----------
=                                    $   94,401 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 39.88
   2    $ 39.86
   3    $ 39.84
   4    $ 39.82
   5    $ 39.80
   6    $ 39.78
   7    $ 39.76
   8    $ 39.74
   9    $ 39.72
  10    $ 39.70
  11    $ 39.67
  12    $ 39.65
Total   $477.22

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  761.41
   2    $  766.25
   3    $  771.13
   4    $  776.05
   5    $  781.01
   6    $  786.00
   7    $  791.04
   8    $  796.12
   9    $  801.24
  10    $  806.40
  11    $  811.60
  12    $  816.85
Total   $9,465.10

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $94,400.58
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   73,798 (rounded to the nearest dollar)